EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 22, 2011 with respect to the financial statements of SaveDaily.com, Inc., appearing as an exhibit in the previously filed Form 8-K of Nine Mile Software, Inc. for the years ended April 30, 2011 and 2010 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Piazza, Donnelly & Marlette, LLP
Piazza, Donnelly & Marlette, LLP

Torrance, CA
September 8, 2011